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                                                                EXHIBIT 3.2

                                 B Y - L A W S

                                       OF

                           PRICE CELLULAR CORPORATION
                           --------------------------
               (now known as Price Communications Cellular Inc.)
                                   ARTICLE I
                                    OFFICES


          SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be in New York, New York.

          SECTION 2. OTHER OFFICES. The corporation may have such other offices and places of business, within or without the State of New York, as shall be determined by the directors.


                                   ARTICLE II
                                  SHAREHOLDERS

          SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders may be held at such place or places, within or without the State of Delaware, as shall be fixed by the di rectors and stated in the notice of the meeting.

          SECTION 2. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held, commencing in 1988, on the first Monday in May at the time designated in the notice of the meeting.

          SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given to each shareholder entitled to vote, not less than ten (10) nor more than sixty (60) days prior to the meeting.

          SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the President or Secretary and must be called upon re ceipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote.

          SECTION 5. NOTICE OF SPECIAL MEETING. Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder en titled to vote, not less than ten (10) nor more than sixty (60) days prior to the meeting. The notice shall also set forth at whose direction it is being issued.
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          SECTION 6.     QUORUM.  At any meeting of the shareholders, the
holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or by the Certificate of Incorporation.

          SECTION 7. VOTING. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and, except as may be otherwise provided by law or by the Certificate of Incorporation, shall have one vote for each share of stock registered in his name.

          SECTION 8. ADJOURNED MEETINGS. Any meeting of the shareholders may be adjourned to a designated time and place by a vote of majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announce ment at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

          SECTION 9. ACTION WITHOUT MEETING. Whenever by any provision of law or of the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, including, without limitation, election of directors, the notice, meeting and vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.


                                  ARTICLE III
                                   DIRECTORS

          SECTION 1. NUMBER. The business of the corporation shall be managed under the direction of its Board of Directors each of whom shall be at least eighteen (18) years of age. The number of directors of the corporation shall be such number, but not more than seven (7), as shall be determined from time to time by resolution of the Board of Directors or shareholders. The number of directors may be less than three (3) only when all the shares of the corporation are owned by less than three (3) shareholders, but in such event the number of directors may not be less than the number of shareholders. The number of initial directors of the corporation shall be one (1). Each director shall hold office for the term of one (1) year and until his successor is elected and qualified. Directors need not be shareholders.

          SECTION 2. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law or by the Certificate of Incorporation or by these By-Laws conferred upon or reserved to the shareholders.

          SECTION 3. MEETINGS, QUORUM. Meetings of the Board may be held at any place, either within or outside the State of New York, provided a quorum is in attendance. Except as may be otherwise provided by law or by the Certificate of Incorporation, if there are

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three or more directors, 40% of the directors in office shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of directors shall constitute the act of the Board. If there are less than three directors, all directors are necessary for a quorum .

          The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be determined from time to time by the Board. The Chairman of the Board (if any), the President or the Secretary may call, and, at the request of any two directors, shall call, a special meeting of the Board of Directors, on at least five (5) days' notice if given by mail or two (2) days' notice if given personally or by telegraph or cable to each director specifying the time and place thereof.

          Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board or such Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

          SECTION 4. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board or such Committee sign a written consent thereto, and the resolutions and the written consents are filed with the minutes of the proceedings of the Board or such Committee.

          SECTION 5. VACANCIES, REMOVAL. Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors with or without cause and newly-created director ships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

          Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) for or without cause, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any regular or special meeting of the shareholders or, (b) for cause by action of the Board of Directors at any regular or special meeting of the Board.

          SECTION 6. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other committee or committees, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.

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                                   ARTICLE IV
                                    OFFICERS

          SECTION 1. EXECUTIVE OFFICERS. The executive officers of the corporation shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until removed or until the election and qualification of their respective successors at the pleasure of the Board of Directors. In addition, the Board of Directors may elect a Chairman of the Board. Except for the offices of President and Secretary, any two offices or more may be held by one person, provided, however, that when all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices. All vacancies occurring among any of the officers shall be filled by the Board of Directors. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority (unless the Certificate of Incorporation requires a larger vote) of the directors present at a special meeting of Board of Directors called for that purpose.

          SECTION 2. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem appropriate.

          SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the shareholders and the Board of Directors and shall perform such other duties as shall from time to time be assigned by the Board of Directors.

          SECTION 4. PRESIDENT. The President, who may, but need not be a director, shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. Subject to the direction of the Board of Directors, the President shall have general management and control of the business and affairs of the corporation.

          SECTION 5. THE VICE-PRESIDENT. The vice-President, or if there be more than one, the Senior Vice-President, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice-President shall exercise such other powers and perform such other duties as shall from time to time be assigned by the Chairman of the Board (if any), President or Board of Directors.

          SECTION 6. TREASURER. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated from time to time by the Board of Directors; he shall receive and give receipts for moneys paid to the corporation; he shall disburse the funds of the corporation on account of all bills, payrolls, and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly, in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation; he shall render to the

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President and the Board of Directors at the regular meetings of the Board of
Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation; and he shall perform all other duties incident to the office of Treasurer and as may be assigned by the Chairman of the Board (if any), President or Board of Directors.

          SECTION 7. SECRETARY. The Secretary shall keep the minutes of all proceedings of the directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board (if any), the President, directors or shareholders, upon whose requisition the meeting is called as provided in these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct; and he shall perform all other duties incident to the office of Secretary and as may be assigned by the Chairman of the Board (if any), President or Board of Directors.

          SECTION 8. ADDITIONAL POWERS OF OFFICERS. In addition to the powers specifically provided in these By-Laws, each officer (including officers other than those referred to in these By-Laws) shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

          SECTION 9. SALARIES. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.


                                   ARTICLE V
                                 CAPITAL STOCK

          SECTION 1. FORM AND EXECUTION OF CERTIFICATES. Certificates of stock shall be in such form as required by the General Corporation Law of Delaware and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairman of the Board (if any), President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

          SECTION 2. TRANSFER. Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by an attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

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          SECTION 3.     LOST OR DESTROYED CERTIFICATES.  The holder of any
certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties, if any, as the Board of Directors may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificate.

          SECTION 4. RECORD DATE. In lieu of closing the books of the corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

          SECTION 5. RESTRICTION ON OWNERSHIP, VOTING AND TRANSFER. In accordance with the Federal Communications Act of 1934, as amended, and regulations of the Federal Communications Commission, the Board of Directors may prohibit the ownership or voting of more than 20% of the corporation's outstanding capital stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country (collectively "Aliens"), or by or for corporations of which any officer is an Alien, more than one-fourth of its directors are Aliens, or of which more than one-fourth of its capital stock is owned of record or voted by Aliens, or any transfer of the corporation's stock which would cause the corporation to violate the above or any other provision of the Federal Communications Act of 1934, as amended, or Federal Communications Commission regulations.

          SECTION 6. NO PREEMPTIVE RIGHTS. The holders of the Common Stock of the corporation shall have no preemptive rights with respect to issuance of Common Stock or any other class of equity shares of the corporation, nor with respect to the granting by the corporation of rights or options to purchase its equity shares of any class or the issuance of shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class.

          SECTION 7. CALLS FOR PAYMENT OF SUBSCRIPTIONS. The Board of Directors may, from time to time, authorize and call for the payment, by subscribers, for all shares of Common Stock of the corporation for which they have subscribed. The Board of Directors, shall in its discretion, determine the time of such calls and the amounts thereof. Calls for payment by the Board shall be by written notice to subscribers specifying the amount thereof and subscribers shall make payment to the corporation within 30 days of such notice.

          SECTION 8. OBLIGATIONS UPON TRANSFER OF SHARES. Any transferee of the corporation's stock must assume in writing all of the transferor's obligations

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under such transferor's subscription agreement, if there be one, with the corporation. Upon a transfer of the corporation's stock, the transferor will remain obligated for the remaining purchase price of shares he has subscribed for, in the event the transferee does not make payment on call.


                                   ARTICLE VI
                                 MISCELLANEOUS

          SECTION 1. DIVIDENDS. The Board of Directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

          SECTION 2. SEAL. The Board of Directors shall provide a suitable corporate seal which shall be kept in the charge of the Secretary and shall be used as authorized by these By-Laws.

          SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

          SECTION 4. CHECKS, NOTES, ETC. Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

          The funds of the corporation shall be deposited in such depositories, and checks drawn against such funds shall be signed in such manner, as may be determined from time to time by the Board of Directors.

          SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice shall not be necessary unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, with postage thereon prepaid, addressed to such shareholder, officer or director, at such address as appears on the books of the corporation, and, unless otherwise indicated herein, such notice shall be deemed to have been given on the day of such mailing. Notice may also be given personally, against receipt, or by telegram, telex or similar communication, and notice so given shall be deemed given when so delivered personally or when delivered for transmission.

          Any notice required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws, may be waived by the person entitled thereto, in writing, or by telegram, telex or similar communication, whether before or after the time such notice is required to be given, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person, unless such person appears solely to object to the lack of notice.

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          SECTION 6.     CONSTRUCTION.  Whenever used in these By-Laws, the
masculine pronoun shall include the feminine and the singular shall include the plural, unless a different meaning is otherwise required by the context.


                                  ARTICLE VII
                                   AMENDMENTS

          SECTION 1. BY SHAREHOLDERS. These By-Laws may be amended at any shareholders' meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

          SECTION 2. BY DIRECTORS. The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.

          SECTION 3. AMENDMENTS TO BE CONSISTENT WITH APPLICABLE LAW. Any amendment of these By-Laws shall be consistent with the Certificate of Incorporation of the corporation and provisions of applicable law then in effect, including without limitation, the Federal Communications Act of 1934, as amended, and the regulations of the Federal Communications Commission.

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